UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2012

Cyalume Technologies Holdings, Inc.
(Exact name of registrant as specified in its charter)

000-52247	Delaware	20-3200738
(Commission	(State or other jurisdiction	(I.R.S. Employer
File Number)	of incorporation)	Identification No.)

96 Windsor Street, West Springfield, Massachusetts	01089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(413) 858-2500

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2012, Cyalume Technologies, Inc. (“CTI”), a wholly owned subsidiary of Cyalume Technologies Holdings, Inc. (the “Company”) and Dale S. Baker entered into an employment agreement (the “Agreement”) pursuant to which Mr. Baker shall serve as the new Chief Operating Officer (“COO”) of CTI for an initial term of three years and continuing for successive one-year periods thereafter unless and until terminated by either party upon thirty days’ written notice prior to the agreement’s anniversary/expiration date, or until otherwise terminated by either party. Mr. Baker will commence work on September 10, 2012 (the “Effective Date”).

In the previous five years, Mr. Baker, age 54, was the Chief Executive Officer of Selling Source, LLC and the President of both World Avenue Holdings, LLC and Intrepid Investments, LLC.

Mr. Baker will receive an annual base salary of $350,000 for the term of the agreement, subject to annual adjustments at the sole discretion of the Board of Directors of CTI as well as increases in base salary upon the achievement of certain revenue targets. Mr. Baker is also eligible to receive (i) a cash bonus in the event the CTI achieves certain performance goals set forth in the agreement, (ii) options to purchase 350,000 shares of common stock of the Company with 20% of such options vesting each year over a period of five years on the anniversary date of the Effective Date of the Agreement and (iii) financial assistance for the cost of moving and temporary housing.

In the event that Mr. Baker’s employment by CTI is terminated without cause or if he resigns with good reason, Mr. Baker is entitled to severance compensation equal to six months of his base salary in effect at the time of termination.

The full text of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

On July 25, 2012, the Company issued a press release regarding the hiring of Mr. Baker, which is attached as Exhibit 99.1 to this Current Report on Form 8-K

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits:

Exhibit No.	Description
10.1	Employment Agreement between Daniel S. Baker and Cyalume Technologies, Inc.
99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyalume Technologies Holdings, Inc.

July 25, 2012	By:	/s/ Michael Bielonko
Name: Michael Bielonko
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement between Daniel S. Baker and Cyalume Technologies, Inc.
99.1	Press release